Exhibit 99.1

Alkermes Contacts:
For Investors:	Sandy Coombs +1 781 609 6377
For Media:	Katie Joyce +1 781 249 8927

Alkermes plc Reports First Quarter 2025 Financial Results

— First Quarter Revenues of $306.5 Million —

— GAAP Net Income of $22.5 Million and Diluted GAAP Earnings per Share of $0.13 —

— Company Reiterates 2025 Financial Expectations —

DUBLIN, May 1, 2025 — Alkermes plc (Nasdaq: ALKS) today reported financial results for the first quarter of 2025.

“Our first quarter financial performance provides a solid foundation to deliver on our financial guidance for the year. We are in a strong position in this dynamic macroeconomic environment and remain focused on executing on the strategic objectives that we believe will drive the future value of the company,” said Richard Pops, Chief Executive Officer of Alkermes. “We recently achieved an important milestone in the program for ALKS 2680, our novel, investigational, oral orexin 2 receptor agonist, completing enrollment in our first phase 2 study in the program, Vibrance-1, in narcolepsy type 1. We now expect topline results from Vibrance-1 early in the third quarter. We expect to complete enrollment in the Vibrance-2 phase 2 study in narcolepsy type 2, mid-year, with topline data from that study expected in the fall. Enrollment in Vibrance-3, our phase 2 study in idiopathic hypersomnia, is now also underway. Across the ALKS 2680 development program, we have strong momentum and are preparing for the phase 3 program. With the potential to transform the treatment of central disorders of hypersomnolence, orexin 2 receptor agonists are one of the most exciting new therapeutic categories in development.”

Key Financial Highlights

Revenues

(In millions)	Three Months Ended March 31,
	2025	2024
Total Revenues	$306.5	$350.4
Total Proprietary Net Sales	$244.5	$233.5
VIVITROL®	$101.0	$97.7
ARISTADA®[i]	$73.5	$78.9
LYBALVI®	$70.0	$57.0

Profitability

(In millions)	Three Months Ended March 31,
	2025	2024
GAAP Net Income From Continuing Operations	$22.5	$38.9
GAAP Net Income (Loss) From Discontinued Operations	$—	$(2.1)
GAAP Net Income	$22.5	$36.8

EBITDA From Continuing Operations	$22.8	$51.5
EBITDA From Discontinued Operations	$—	$(2.5)
EBITDA	$22.8	$49.0

Adjusted EBITDA	$45.6	$81.8

Revenue Highlights

LYBALVI

•
Revenues for the quarter were $70.0 million.
•
Revenues and total prescriptions for the quarter grew 23% and 22%, respectively, compared to the first quarter of 2024

ARISTADAi

•
Revenues for the quarter were $73.5 million.

VIVITROL

•
Revenues for the quarter were $101.0 million.

Manufacturing & Royalty Revenues

•
VUMERITY® manufacturing and royalty revenues for the quarter were $27.8 million.
•
Royalty revenues from XEPLION®, INVEGA TRINZA®/TREVICTA® and INVEGA HAFYERA®/BYANNLI® for the quarter were $17.7 million.

Key Operating Expenses

Please see Note 1 below for details regarding discontinued operations.

(In millions)	Three Months Ended March 31,
	2025	2024
R&D Expense – Continuing Operations	$71.8	$67.6
R&D Expense – Discontinued Operations	$—	$2.5

SG&A Expense – Continuing Operations	$171.7	$179.7
SG&A Expense – Discontinued Operations	$—	$—

Balance Sheet

•
At March 31, 2025, the company recorded cash, cash equivalents and total investments of $916.2 million, compared to $824.8 million at Dec. 31, 2024.

Financial Expectations for 2025

Alkermes reiterates its financial expectations for 2025, as set forth in its press release dated Feb. 12, 2025.

Notes and Explanations

1.
The company determined that upon the separation of its former oncology business, completed on Nov. 15, 2023, the oncology business met the criteria for discontinued operations in accordance with Financial Accounting Standards Board Accounting Standards Codification 205, Discontinued Operations. Accordingly, the accompanying selected financial information has been updated to present the results of the oncology business as discontinued operations for the three months ended March 31, 2024.

Conference Call

Alkermes will host a conference call and webcast presentation with accompanying slides at 8:00 a.m. ET (1:00 p.m. BST) on Thursday, May 1, 2025, to discuss these financial results and provide an update on the company. The webcast may be accessed on the Investors section of Alkermes’ website at www.alkermes.com. The conference call may be accessed by dialing +1 877 407 2988 for U.S. callers and +1 201 389 0923 for international callers. In addition, a replay of the conference call may be accessed by visiting Alkermes’ website.

About Alkermes plc

Alkermes plc is a global biopharmaceutical company that seeks to develop innovative medicines in the field of neuroscience. The company has a portfolio of proprietary commercial products for the treatment of alcohol dependence, opioid dependence, schizophrenia and bipolar I disorder, and a pipeline of clinical and preclinical candidates in development for neurological disorders, including narcolepsy and idiopathic hypersomnia. Headquartered in Ireland, Alkermes also has a corporate office and research and development center in Massachusetts and a manufacturing facility in Ohio. For more information, please visit Alkermes’ website at www.alkermes.com.

Non-GAAP Financial Measures

This press release includes information about certain financial measures that are not prepared in accordance with generally accepted accounting principles in the U.S. (GAAP), including EBITDA and Adjusted EBITDA. These non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.

EBITDA represents earnings before interest, tax, depreciation and amortization. Adjusted EBITDA excludes share-based compensation expense in addition to the components of EBITDA from earnings.

The company’s management and board of directors utilize these non-GAAP financial measures to evaluate the company’s performance. The company provides these non-GAAP financial measures of the company’s performance to investors because management believes that these non-GAAP financial measures, when viewed with the company’s results under GAAP and the accompanying reconciliations, are useful in identifying underlying trends in ongoing operations. However, EBITDA and Adjusted EBITDA are not measures of financial performance under GAAP and, accordingly, should not be considered as alternatives to GAAP measures as indicators of operating performance. Further, EBITDA and Adjusted EBITDA should not be considered measures of the company’s liquidity.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release.

Note Regarding Forward-Looking Statements

Certain statements set forth in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, but not limited to, statements concerning: the company’s expectations concerning its future financial and operating performance, business plans or prospects, including expected value drivers; and the company’s expectations regarding development plans, activities and timelines for, and the potential therapeutic and commercial value of, ALKS 2680. The company cautions that forward-looking statements are inherently uncertain. The forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties. These risks and uncertainties include, among others: whether the company is able to achieve its financial expectations; clinical development activities may not be completed on time or at all; the results of the company’s development activities may not be positive, or predictive of final results from such activities, results of future development activities or real-world results; the U.S. Food and Drug Administration (FDA) or regulatory authorities outside the U.S. may not agree with the company’s regulatory approval strategies or may make adverse decisions regarding the company’s products; the unfavorable outcome of arbitration, litigation, or other proceedings or disputes related to the company’s products or products using the company’s proprietary technologies; the company and its licensees may not be able to continue to successfully commercialize their products or support revenue growth from such products; there may be a reduction in payment rate or reimbursement for the company’s products or an increase in the company’s financial obligations to government payers; the company’s products may prove difficult to manufacture, be precluded from commercialization by the proprietary rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; and those risks and uncertainties described under the heading “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2024 and in subsequent filings made by the company with the U.S. Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in this press release.

VIVITROL® is a registered trademark of Alkermes, Inc.; ARISTADA®, ARISTADA INITIO® and LYBALVI® are registered trademarks of Alkermes Pharma Ireland Limited, used by Alkermes, Inc. under license; BYANNLI®, INVEGA HAFYERA®, INVEGA TRINZA®, TREVICTA® and XEPLION® are registered trademarks of Johnson & Johnson or its affiliated companies; and VUMERITY® is a registered trademark of Biogen MA Inc., used by Alkermes under license.

(tables follow)

[i]	The term “ARISTADA” as used in this press release refers to ARISTADA and ARISTADA INITIO®, unless the context indicates otherwise.

Alkermes plc and Subsidiaries
Selected Financial Information (Unaudited)

Condensed Consolidated Statements of Operations - GAAP	Three Months Ended	Three Months Ended
(In thousands, except per share data)	March 31, 2025	March 31, 2024
Revenues:
Product sales, net	$244,493	$233,536
Manufacturing and royalty revenues	62,017	116,833
Research and development revenue	—	3
Total Revenues	306,510	350,372
Expenses:
Cost of goods manufactured and sold	49,197	58,644
Research and development	71,817	67,611
Selling, general and administrative	171,704	179,749
Amortization of acquired intangible assets	—	1,059
Total Expenses	292,718	307,063
Operating Income	13,792	43,309
Other Income, net:
Interest income	10,141	9,399
Interest expense	—	(5,978)
Other income, net	1,556	182
Total Other Income, net	11,697	3,603
Income Before Income Taxes	25,489	46,912
Income Tax Provision	3,025	7,964
Net Income From Continuing Operations	22,464	38,948
Loss from Discontinued Operations — Net of Tax	—	(2,120)
Net Income — GAAP	$22,464	$36,828

GAAP Earnings (Loss) Per Share - Basic:
From continuing operations	$0.14	$0.23
From discontinued operations	—	(0.01)
Earnings per share	$0.14	$0.22

GAAP Earnings (Loss) Per Share - Diluted:
From continuing operations	$0.13	$0.23
From discontinued operations	—	(0.01)
Earnings per share	$0.13	$0.21

Weighted Average Number of Ordinary Shares Outstanding:
Basic — GAAP	163,407	167,984
Diluted — GAAP	168,737	172,981

An itemized reconciliation between net income from continuing operations on a GAAP basis and Adjusted EBITDA is as follows:
Net Income from Continuing Operations	$22,464	$38,948
Adjustments:
Depreciation and amortization expense	7,421	8,056
Interest income	(10,141)	(9,399)
Interest expense	—	5,978
Income tax provision	3,025	7,964
EBITDA from Continuing Operations	22,769	51,547
EBITDA from Discontinued Operations	—	(2,516)
EBITDA	22,769	49,031
Share-based compensation	22,810	32,755
Adjusted EBITDA	$45,579	$81,786

Alkermes plc and Subsidiaries
Selected Financial Information (Unaudited)

Condensed Consolidated Balance Sheets	March 31,	December 31,
(In thousands)	2025	2024
Cash, cash equivalents and total investments	$916,206	$824,816
Receivables	318,703	389,733
Inventory	183,438	182,887
Contract assets	3,049	4,990
Prepaid expenses and other current assets	89,843	86,077
Property, plant and equipment, net	233,920	227,564
Intangible assets, net and goodwill	83,899	83,917
Deferred tax assets	152,144	154,835
Other assets	100,775	100,748
Total Assets	$2,081,977	$2,055,567
Accrued sales discounts, allowances and reserves	$249,795	$272,452
Other current liabilities	193,935	192,747
Other long-term liabilities	126,664	125,391
Total shareholders' equity	1,511,583	1,464,977
Total Liabilities and Shareholders' Equity	$2,081,977	$2,055,567

Ordinary shares outstanding (in thousands)	164,853	162,177

This selected financial information should be read in conjunction with the consolidated financial statements and notes thereto included in Alkermes plc's Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which the company intends to file in May 2025.